UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

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Tessera Technologies, Inc.

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On May 17, 2013, Tessera Technologies, Inc. issued the following press release.

Contacts:

Rick Neely

Chief Financial Officer

408-321-6756

Chuck Burgess

The Abernathy MacGregor Group

212-371-5999

Proxy Advisory Firms Universally Recommend:

No Majority Control for Starboard at Tessera Technologies

SAN JOSE, Calif., May 17, 2013 — Tessera Technologies, Inc. (NASDAQ:TSRA) (“Tessera” or the “Company”) today announced that with addition of the report from Egan-Jones Proxy Services (“Egan-Jones”), all of the leading proxy advisory firms including Institutional Shareholder Services Inc. (“ISS”), and Glass Lewis & Co., have recommended that dissident stockholder Starboard Value LP (“Starboard”) does not merit control of the Company’s Board of Directors (the “Board”).

More importantly, ISS and Egan-Jones recommended for the Company’s slate of nominees. In its report dated May 15, 2013, Egan-Jones wrote, “We believe that support for voting the management ballot is merited and that voting the management ballot (GOLD PROXY CARD) is in the best interest of the Company and its shareholders.”

“Our goal has always been to provide the best Board for Tessera. We are pleased that the leading proxy advisory firms have recognized our efforts, and all have recommended that Starboard does not warrant control of the Board, and that both ISS and Egan-Jones have recommended that stockholders vote for all six of our highly qualified nominees. Based upon numerous discussions the Board and management have had with our stockholders, we have heard their feedback and are giving our stockholders what they want – we have provided the best slate of nominees to lead the Company going forward,” said Richard S. Hill, interim CEO and executive chairman of Tessera Technologies, Inc.

“Recognizing that a lengthy proxy fight would only disrupt the progress we have been making, Tessera has actively sought a settlement with Starboard. For example, the Board has made numerous requests to interview and to include certain Starboard nominees on the Company’s slate, and each time, Starboard denied the Board’s request. Our latest proposal of a universal proxy card in which stockholders could specifically select the nominees of their choice from both the Company’s and Starboard’s slates was also refused by Starboard. It appears Starboard is only interested in following its own agenda – an agenda that would include converting Tessera into a ‘patent troll’,” Hill added.

Tessera’s Board nominees are proven business leaders with a diverse range of complementary experience in Intellectual Property (IP) monetization, operations, engineering, finance, high tech and semiconductors, as well as other areas essential to ensure the continued successful execution of Tessera’s strategy and to deliver greater value for stockholders:

John Chenault, former CFO of Novellus Systems, brings extensive financial, management and operations experience in the semiconductor industry to his role as a member of our Board.

Richard S. Hill, former CEO of Novellus Systems, utilizes his robust expertise in executive leadership, engineering and IP monetization in leading the Company during this important phase in its strategic plan.

John H.F. Miner, former president of Intel Capital, provides his extensive experience in the technology industry and growing new businesses, both organically and via external initiatives, to guide the Company as it continues its focus on developing and selling advanced technology.

David C. Nagel, Ph.D., former CEO of PalmSource, is our longest standing member of the board. His industry knowledge, technical expertise, and long experience in monetizing high-tech IP assets have been a cornerstone of the success of the Company’s IP business.

Christopher A. Seams, current EVP of sales & marketing at Cypress Semiconductor, provides his extensive management, sales and marketing, and engineering experience in the semiconductor industry to his role as a member of our Board.

Timothy J. Stultz, Ph.D., current CEO of Nanometrics, provides 20 years of executive management, and operational and strategic development experience in IP monetization and, technology and capital equipment manufacturing.

Tessera urges stockholders to vote the GOLD proxy card FOR Chenault, Hill, Miner, Nagel, Seams and Stultz and simply discard any WHITE proxy card they may receive from Starboard. Stockholders should be advised that they CANNOT use Starboard’s WHITE proxy card to vote for any of the Company nominees Chenault, Hill, Miner, Nagel, Seams and Stultz. Please use the GOLD proxy card to support our nominees.

If you have questions about how to vote your shares, or need additional assistance, please contact MacKenzie Partners, Inc., who is assisting the Company in the solicitation of proxies:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Stockholders may call toll-free at (800) 322-2885 or call collect at (212) 929-5500 with any questions.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected, particularly with respect to the Company’s strategic plans, value creation and stockholder returns. Material factors that may cause results to differ from the statements made include the plans or operations relating to the Company’s businesses; market or industry conditions; changes in patent laws, regulation or enforcement, or other factors that might affect the Company’s ability to protect or realize the value of its intellectual property; the expiration of license agreements and the cessation of related royalty income; the failure, inability or refusal of licensees to pay royalties; initiation, delays, setbacks or losses relating to the Company’s intellectual property or intellectual property litigations, or invalidation or limitation of key patents; the timing and results, which are not predictable and may vary in any individual proceeding, of any ICC ruling or award, including in the Amkor arbitration; fluctuations in operating results due to the timing of new license agreements and royalties, or due to legal costs; the risk of a decline in demand for semiconductor and camera module products; failure by the industry to use technologies covered by the

Company’s patents; the expiration of the Company’s patents; the Company’s ability to successfully complete and integrate acquisitions of businesses; the risk of loss of, or decreases in production orders from, customers of acquired businesses; financial and regulatory risks associated with the international nature of the Company’s businesses; failure of the Company’s products to achieve technological feasibility or profitability; failure to successfully commercialize the Company’s products; changes in demand for the products of the Company’s customers; limited opportunities to license technologies and sell products due to high concentration in the markets for semiconductors and related products and camera modules; the impact of competing technologies on the demand for the Company’s technologies and products; and the reliance on a limited number of suppliers for the components used in the manufacture of DOC products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. The Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended Dec. 31, 2012, and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, include more information about factors that could affect the Company’s financial results. The Company assumes no obligation to update information contained in this press release. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

About Tessera Technologies

Tessera Technologies, Inc. is a holding company with operating subsidiaries in two segments: Intellectual Property and DigitalOptics. Our Intellectual Property segment, managed by Tessera Intellectual Property Corp., generates revenue from manufacturers and other implementers that use our technology. Our DigitalOptics business delivers innovation in imaging systems for smartphones. For more information call 1.408.321.6000 or visit www.tessera.com.

Tessera, the Tessera logo, DOC, the DOC logo, and Invensas Corporation are trademarks or registered trademarks of affiliated companies of Tessera Technologies, Inc. in the United States and other countries. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

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